INDEPENDENT AUDITORS' CONSENT



The Board of Directors of Nationwide Life Insurance Company of America and Contract Owners of Nationwide Provident VLI Separate Account 1:

We consent to the use of our reports for Nationwide Provident VLI Separate Account 1 dated April 14, 2004 and for Nationwide Life Insurance Company of America dated March 11, 2004, included herein, and to the reference to our firm under the heading "Experts" in the Statement of Additional Information (File No. 333-82613).



KPMG LLP

Columbus, Ohio
April 29, 2004